UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                                C. Thomas McMillen Employment Agreement

On November 14, 2013, Timios National Corporation (the “Company”) entered into an employment agreement with C. Thomas McMillen (the “McMillen Agreement”), the Company’s Chief Executive Officer, which agreement supersedes and replaces in its entirety Mr. McMillen’s prior employment agreement with the Company dated June 15, 2011.  The McMillen Agreement has an initial term that expires on June 14, 2016 and is automatically renewable for additional consecutive one year terms, unless at least 90 days written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term.  The McMillen Agreement also provides that Mr. McMillen will continue to serve as Chairman of the Board of Directors (the “Board”) of the Company so long as he is with the Company, with no additional compensation, subject to any required approvals.

The McMillen Agreement provides for an annual base salary of $350,000 and an annual discretionary bonus of up to 100% of Mr. McMillen’s base salary (with Mr. McMillen’s annual bonus for the year ending December 31, 2013 being no less than the highest bonus paid to any employee of the Company and its subsidiaries) based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen.  In addition, Mr. McMillen is eligible for a one-time special bonus in an amount equal to $299,659 to be paid no later than December 31, 2014, unless there is a change of control of the Company (as such term is defined in the McMillen Agreement), in which case the special bonus will be paid within five days following the change of control.

The McMillen Agreement also provides for a monthly automobile allowance in an amount equal to $1,000, a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”), other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. McMillen in connection with the review of his employment agreement of up to an amount equal to $10,000.

The agreement is terminable by the Company for cause or death or upon 90 days prior written notice without cause or due to disability and by Mr. McMillen for good reason (as such terms are defined in the McMillen Agreement) or upon 60 days prior written notice without good reason.  If the Company terminates Mr. McMillen without cause or because it does not renew his agreement or Mr. McMillen terminates his employment for good reason during the term of employment, or if Mr. McMillen resigns for any reason upon 30 days prior written notice following a change of control, then Mr. McMillen will receive: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that Mr. McMillen would have received had he remained employed through the expiration date of his agreement, (iii) the bonus(es) he would have received had he remained employed through the expiration date of his agreement, calculated based on 100% of his base salary then in effect, provided that if the termination occurs on or before December 31, 2013, then the bonus for that year will be the greater of the foregoing and the highest bonus paid to any employee of the Company and its subsidiaries, (iv) the special bonus described above and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. McMillen is eligible for comparable coverage with a subsequent employer, whichever occurs first, (vi) full vesting of the options granted to him on December 17, 2012, to the extent unvested, and (vii) any accrued, but unpaid compensation prior to the termination.  If the Company terminates Mr. McMillen’s employment due to his death or disability, he will be entitled to the same benefits as described in the preceding sentence, except that with respect to his base salary, he will only receive one year of his base salary and with respect to the bonuses, he will only receive a pro-rata bonus as if he remained employed through the end of the year calculated as set forth above, plus the special bonus and the bonus from the prior year, if unpaid, and no vesting of his unvested options (except as may otherwise be provided for in the option plan and/or agreement under which the options were granted).

The McMillen Agreement also provides that if the benefits payable to him in connection with a change of control would be considered an excess parachute payment under Section 280G of the Code (“Section 280G”) and subject to the excise tax imposed under Section 4999 of the Code, the Company has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

The McMillen Agreement also includes certain confidentiality and intellectual property assignment obligations and non-compete and non-solicitation provisions for a period equal to the remainder of the term plus one year following the termination of Mr. McMillen’s employment with the Company.

Michael T. Brigante Employment Agreement

On November 14, 2013, the Company also entered into an employment agreement with Michael T. Brigante (the “Brigante Agreement” and collectively with the McMillen Agreement, the “Employment Agreements”), the Company’s Executive Vice President of Finance and Chief Financial Officer, which agreement supersedes and replaces in its entirety Mr. Brigante’s prior employment agreement with the Company dated June 15, 2011.  The Brigante Agreement has an initial term that expires on June 14, 2016 and is automatically renewable for additional consecutive one year terms, unless at least 90 days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.

The Brigante Agreement provides for an annual base salary of $250,000, and an annual discretionary bonus of up to 50% of Mr. Brigante’s base salary (with Mr. Brigante’s annual bonus for the year ending December 31, 2013 being no less than the second highest bonus paid to any employee of the Company and its subsidiaries) based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen and Mr. Brigante. In addition, Mr. Brigante is eligible for a one-time special bonus in an amount equal to $222,453 to be paid no later than December 31, 2014, unless there is a change of control of the Company (as such term is defined in the Brigante Agreement), in which case the special bonus will be paid within 5 days following the change of control.

The Brigante Agreement also provides for a monthly automobile allowance in an amount equal to $500 (provided that Mr. Brigante does not use a vehicle provided by the Company), a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, use of the Company’s corporate apartment, and if the Company no longer maintains the apartment, a monthly housing allowance up to the amount that the Company paid to maintain the corporate apartment, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. Brigante in connection with the review of his employment agreement of up to an amount equal to $10,000.

The other provisions of the Brigante Agreement regarding a termination of employment, the Section 280G gross-up payment and restrictive covenants are identical to those that apply to Mr. McMillen, except that Mr. Brigante’s annual bonus for the year ending December 31, 2013 shall be no less than the second highest bonus paid to any employee of the Company and its subsidiaries, and bonuses upon termination of employment are calculated based on 50% of his base salary.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and C. Thomas McMillen dated as of November 14, 2013.

10.2	Employment Agreement between the Company and Michael T. Brigante dated as of November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: November 20, 2013